Exhibit 99.1

BGC PARTNERS AND GFI GROUP ANNOUNCE SUCCESSFUL COMPLETION OF TENDER OFFER

Stockholders Representing 56.3% Percent of GFI Shares Supported BGC’s Offer; Payment for Shares Tendered Expected on March 3

Independent GFI Board Members Resign; BGC Appoints 6 out of 8 Directors on Expanded GFI Board

NEW YORK, NY – February 27, 2015 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners” or “BGC”), a leading global brokerage company servicing the financial and real estate markets, and GFI Group Inc. (NYSE: GFIG) (“GFI Group” or “GFI”), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, today announced the successful completion of BGC’s tender offer for GFI shares.

As of the expiration of the tender offer at 5:00 PM on February 26, 2015, approximately 54.6 million shares were tendered pursuant to the offer. The 54.6 million tendered shares, together with the 17.1 million shares of GFI common stock already owned by BGC, represent approximately 56.3% of GFI’s outstanding shares. BGC has accepted the shares and expects to issue payment for the shares tendered on March 3, 2015. In addition, GFI employees holding RSUs will receive $6.10 per RSU in cash, based on their pre-existing vesting schedules. All outstanding conditions of the tender offer have been met.

GFI will be a controlled company and operate as a division of BGC, reporting to Shaun Lynn, President of BGC, and its financial results will be consolidated as part of BGC. Going forward, BGC and GFI are expected to remain separately branded divisions. GFI’s current Executive Chairman, Michael Gooch, and its current Chief Executive Officer, Colin Heffron, will remain as Executives and Directors of GFI Group and shall continue as Chairman and CEO, respectively, of the GFI Division. Mr. Gooch shall also hold the title of Vice Chairman of BGC Partners, L.P.

Howard Lutnick, Chairman and Chief Executive Officer of BGC, said: “We are extremely pleased with the overwhelming support our tender offer received from GFI stockholders. We believe the combination of BGC and GFI will create a strong and diversified company, well positioned to capture future growth opportunities. This is a significant milestone and exciting time to be a partner, stockholder and employee of BGC. Through this combination, we expect to deliver substantial benefits to customers of the combined company, and we expect to become the largest and most profitable wholesale brokerage company.”

Shaun Lynn, President of BGC, said: “This is a highly complementary combination, which will result in meaningful economies of scale. While the front office operations will remain separately branded companies, we plan on integrating the back office, technology, and infrastructure of these two companies in a smart and deliberate way. By the end of the first year, we expect to save at least $50 million annually on items including network infrastructure, telephone lines, data centers, vendors, disaster recovery, regulatory capital, and interest expense. We expect further cost savings in the second year and beyond. We also expect to generate increased productivity per broker and to continue converting voice and hybrid broking to more profitable fully electronic trading, all of which should lead to increased revenues, profitability and cash flows.”

Mickey Gooch, Executive Chairman of GFI, added: “We believe GFI will benefit from being part of a larger and more diversified company and we look forward to working with the management team and brokers of BGC to build upon our success and create an extraordinary partnership. Importantly, this transaction will enable us to better serve the needs of customers of both BGC and GFI.”

Colin Heffron, Chief Executive Officer of GFI, said: “We remain dedicated to being a premier provider of market-leading intermediary services and trading technologies and we are excited to offer customers of the combined company with the enhanced services this transaction provides.”

The companies also announced that as part of the agreement with GFI, Marisa Cassoni, Frank Fanzilli Jr. and Richard Magee have resigned from the GFI Board. BGC has designated six directors to the expanded eight-member GFI Board. Three of these new board members are independent directors nominated by BGC. These new board members are:

•	Howard Lutnick, Chairman and Chief Executive Officer of BGC;

•	Shaun Lynn, President of BGC;

•	Stephen Merkel, Executive Vice President, General Counsel and Secretary of BGC;

•	William J. Moran, Former Executive Vice President, JPMorgan Chase & Co.;

•	Peter J. Powers, President and Chief Executive Officer, Powers Global Strategies LLC; and

•	Michael Snow, Managing Member and Chief Investment Officer of Snow Fund One, LLC.

More information on each of the directors will be included in SEC filings expected to be made by both BGC and GFI.

GFI stockholders with questions about tendered shares may call Innisfree M&A Incorporated, BGC’s Information Agent, toll-free at (888) 750-5884.

Cantor Fitzgerald & Co. was BGC’s financial advisor and dealer manager for the tender offer, while Wachtell, Lipton, Rosen & Katz was BGC’s legal advisor.

GFI Group’s financial advisor was Jefferies LLC, while Willkie Farr & Gallagher LLP acted as legal advisor to GFI Group. Greenhill & Co. acted as financial advisor to the Special Committee of GFI’s Board of Directors and White & Case LLP acted as the Special Committee’s legal advisor.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange,

equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its BGC Trader and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Through the Newmark Grubb Knight Frank brand, BGC offers a wide range of commercial real estate services including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, BGC Trader, Newmark, Grubb & Ellis, and Grubb are trademarks and service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants. More than 2,500 institutional clients benefit from GFI’s know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities. GFI’s brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS ®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in BGC’s public filings, including BGC’s most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

Cautionary Statement Regarding Forward-Looking Statements by GFI Group

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: whether any potential sale of, or other strategic transaction by or related to GFI will be consummated and, if so, the timing and terms of any such transaction, including any possible sale price; economic, political and market factors affecting trading volumes; securities prices or demand for GFI’s brokerage services; competition from current and new competitors; GFI’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; GFI’s ability to identify and develop new products and markets; changes in laws and regulations governing GFI’s business and operations or permissible activities; GFI’s ability to manage its international operations; financial difficulties experienced by GFI’s customers or key participants in the markets in which GFI focuses its brokerage services; GFI’s ability to keep up with technological changes; uncertainties relating to litigation and GFI’s ability to assess and integrate acquisition prospects. Further information about factors that could affect GFI’s financial and other results is included in GFI’s filings with the Securities and Exchange Commission. GFI does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

BGC Media Contacts:

George Sard / Bryan Locke / Bob Rendine - Sard Verbinnen & Co

+1-212-687-8080

Hannah Sloane - BGC

+1 212-294-7938

BGC Investor Contact:

Jason McGruder - BGC

+1 212-829-4988

GFI Investor and Media Contact:

Mark Brazier - GFI

+1 212-968-6905